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                                                                     Exhibit 5.1


                 [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]



                                 June 16, 1997

The Price Reit, Inc.
7979 Ivanhoe Avenue
Suite 524
La Jolla, California 02037


                Re: The Price Reit, Inc., a Maryland corporation, (the
                    "Company") - Registration Statement on Form S-3 (Registration No. 333-16787, as supplemented, pertaining to the issuance of $50,000,000 aggregate principal amount of the Company's 7 1/2% Senior Notes Due 2004 (the "Securities")
                    -----------------------------------------------------


Ladies and Gentlemen:

     In connection with the registration of the Securities under the Securities Act of 1933 as amended (the "Act"), by the Company on the Registration Statement on Form S-3 (Registration No. 333-16787) filed with the Securities and Exchange Commission (the "Commission") dated November 25, 1996, together with Amendment No. 1 thereto, dated December 23, 1996, as supplemented by that certain Prospectus Supplement (collectively the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.


     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Amendment and Restatement filed with the SDAT on July 9, 1993, Articles of Amendment filed with the SDAT on May 23, 1995, and Articles of Amendment filed with the SDAT on June 13, 1996. We have also examined the Amended and Restated Bylaws of the Company adopted as of June 9, 1993 (the "Bylaws"), Resolutions of the Board


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BALLARD SPAHR ANDREWS & INGERSOLL

The Price Reit, Inc.
June 16, 1997
Page 2

of Directors of the Company adopted on or as of August 9, 1995 and June 16, 1996, in full force and effect as of the date hereof, and an Indenture dated October 27, 1995, by and between the Company and First Trust of California, National Association, as Trustee (the "Indenture"), and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the execution and delivery on behalf of the Company of the Indenture and the Securities has been duly authorized by all necessary corporate action on the part of the Company.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

     This opinion has been delivered for your benefit in connection with the transactions contemplated by the Registration Statement. Unless expressly provided otherwise, it may not be relied upon by you for any other purpose, and may not be copied or quoted in whole or in part without our prior express written permission.


                                        Very Truly Yours,


                                        /s/ BALLARD SPAHR ANDREWS & INGERSOLL